SIMMONS ANNOUNCES MANAGEMENT TRANSITION

(ATLANTA – September 30, 2008) – Simmons Bedding Company (“Simmons” or “Company”), one of the world’s largest mattress manufacturers, announced today that Chairman and Chief Executive Officer Charlie Eitel is transitioning the Company’s leadership to Steve Fendrich, who became President and Chief Operating Officer in January of this year. Effective October 1, Mr. Fendrich will oversee all aspects of Simmons’ operations, and all other members of the leadership team will report to him.  Mr. Fendrich will report to the newly formed Executive Committee of the Board of Directors, composed of David Jones, Joseph Messner and Scott Schoen.  Mr. Eitel will remain active in the Company, assuming the role of Vice Chairman of the Board of Directors.  In this position, Mr. Eitel will continue to contribute to the Company through his long-standing relationships with key customers, suppliers and industry groups.

Mr. Eitel joined the Company in January 2000 and has played a critical role in reinforcing the Company's position as an industry leader.  "It has been an honor serving as the Chief Executive Officer and Chairman of Simmons for the past eight years. During my tenure, I have seen this great company expand its position as the mattress industry leader in innovation and quality through the continued development of key brands, including Beautyrest®, Beautyrest Black® and ComforPedic by Simmons™.  I look forward to my new role as Vice Chairman of the Board of Directors, helping Steve and his leadership team continue to promote our products to Simmons’ customers around the world," said Mr. Eitel.

Mr. Fendrich said, "I am excited by the opportunities ahead of us at Simmons. The Company is well-positioned to grow with a strong product line and a committed base of retail partners.  I would like to take this opportunity to thank Charlie for his leadership during his tenure as Chief Executive Officer and Chairman of Simmons.  He has built on Simmons’ ideals of quality and innovation, which have been the hallmarks of the Company’s culture throughout its 138-year history.  Simmons will continue to be an industry leader, shaping the mattress landscape with next-generation technologies for better sleep. "

About Simmons Company

Atlanta-based Simmons Bedding Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest®, Beautyrest Black®, Beautyrest Studio™, ComforPedic by Simmons™, Natural Care®, Beautyrest Beginnings™ and Deep Sleep®.  Simmons Bedding Company operates 19 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States, Canada and Puerto Rico. Simmons also serves as a key supplier of beds to many of the world’s leading hotel groups and resort properties. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements that reflect our current views about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this press release speak only as of the date of this report. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. These factors include, but are not limited to: (i) general economic and industry conditions; (ii) competitive pressures in the bedding industry; (iii) legal and regulatory requirements; (iv) interest rate and credit market risks; (v) compliance with covenants in our debt agreements; (vi) the changes in our key personnel; (vii) the success of our new products and the future costs to roll out such products; (viii) our relationships with and viability of our major suppliers; (ix) fluctuations in our costs of raw materials and energy prices; (x) our relationship with and viability of significant customers and licensees; (xi) our ability to increase prices on our products and the effect of these price increases on our unit sales; (xii) an increase in our return rates and warranty claims; (xiii) our labor relations; (xiv) encroachments on our intellectual property; (xv) our product liability claims; (xvi) our level of indebtedness; (xvii) foreign currency exchange rate risks; (xviii) our future acquisitions; (xix) our ability to achieve the expected benefits from any personnel realignments; and (xx) other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.